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                                                                    EXHIBIT 23.6



                         CONSENT OF UBS SECURITIES, INC.

                 We hereby consent to the use of our name and to the description of our opinion letter dated the date of the Joint Proxy Statement/ Prospectus referred to below in, and to the inclusion of our opinion as Appendix 2 to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of West One Bancorp with and into U. S. Bancorp. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           UBS SECURITIES, INC.


New York, New York
August 23, 1995                         By:    /s/ RICHARD J. BARRETT
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